UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2010

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) of the Tennessee Valley Authority (“TVA”), at its February 11, 2010 public meeting, approved modifications to TVA’s Executive Annual Incentive Plan (“EAIP”), Executive Long-Term Incentive Plan (“ELTIP”), and Long-Term Deferred Compensation Plan (“LTDCP”) and adjusted the compensation for Kimberly S. Greene.  Each of these items is discussed in more detail below.

EAIP

The Board established two corporate performance measures that are to be used in calculating the funding pool for EAIP awards for fiscal year 2010: Equivalent Availability Factor and Net Cash Flow.  The weight and targets associated with these performance measures are as follows:

Performance Measure	Weight	Threshold (50%)	Target (100%)	Maximum (150%)
Equivalent Availability Factor1	50%	84.7%	86.5%	88.5%
Net Cash Flow2	50%	$150 Million Less Than Budget	Budget	$150 Million More Than Budget

1 Equivalent Availability Factor is a ratio of actual available generation from all TVA coal, combined cycle, and nuclear generating assets in a given period compared to maximum availability.

2 Net Cash Flow equals Cash Flow from Operations + Investing Cash Flow - Net Cash Flow from Change in Fuel Cost Adjustment Deferral Account +/- Winning Performance Budget Variance.

The Board also approved a new methodology for determining payments under the EAIP.  Under this new methodology, a pool will be established that will represent the total amount of funds available to pay all EAIP participants.  The amount of the pool will be determined by (1) calculating an amount for each EAIP participant in accordance with the formula set forth below and (2) adding these amounts together:

Contribution to Pool	=	Base Salary	X	Annual Incentive Opportunity	X	Percent of Corporate Goal Achievement (0% to 150%)	X	Corporate Modifier (-20% to +10%)

The corporate modifier allows discretion in calculating the amount of the EAIP pool based on factors that are significant to TVA but are not easily quantifiable.  Such factors for fiscal year 2010 may include, but are not limited to, TVA’s progress in connection with the Kingston ash spill recovery, demand reduction and energy efficiency initiatives, the development of wholesale time of use rates, and the implementation of TVA’s organizational effectiveness initiative.

Amounts paid from the pool to each EAIP participant, including the Chief Executive Officer (“CEO”), the Interim Chief Financial Officer (“CFO”), and the other individuals named in the Summary Compensation Table in TVA’s Annual Report on Form 10-K for the year ended September 30, 2009 (collectively, the “Named Executive Officers”), will be based on (1) the achievement of individual performance goals, (2) individual performance ratings, and (3) business unit performance.

The incentive opportunities, as a percentage of salary, for the Named Executive Officers under the EAIP are as follows: Mr. Kilgore, 100%, Mr. McCollum, 70%, Ms. Greene, 60%, Mr. Hoskins, 40%, Mr. Swafford, 80%, and Mr. Bhatnagar, 60%.

The Board and, except for his own compensation, the CEO, may exercise discretion to adjust EAIP awards.

ELTIP

The Board approved ELTIP performance measures for the ELTIP performance cycles ending on and after September 30, 2012.  The performance measures along with their associated weights and targets are as follows:

Performance Measure	Weight	Threshold (50%)	Target (100%)	Maximum (150%)
Retail Rates Relative Position1	50%	12th	8th	6th
System Reliability Load Not Served2	30%	7.8	5.9	3.8
Responsibility Cultural Health Index3	10%	66.8	68.3	69.8
Stakeholder Survey4	10%	78.0	80.0	82.0

1 TVA compares its retail rates to the retail rates of 23 peer utilities.

2 Load Not Served, which is measured in system minutes, is equal to the product of (1) the percentage of total load not served and (2) the number of minutes in the period, and excludes events during declared major storms.

3 The Cultural Health Index is a survey that measures the alignment, capability, and engagement of the TVA work force.  The performance targets are based upon a five-year improvement plan that would result in median performance in fiscal year 2014 (Threshold), mid-second quartile performance in fiscal year 2014 (Target), and top quartile performance in fiscal year 2014 (Maximum).

4 The Stakeholder Survey is conducted among residents, public officials, economic development leaders, and business and community leaders in the Tennessee Valley and measures the external reputation and perception of TVA.  Threshold is equal to an increase in performance by one point per year.  Target is equal to a return to fiscal year 2008 levels by fiscal year 2012.  Maximum is equal to a return to fiscal year 2008 levels by fiscal year 2011 and an increase over fiscal year 2008 levels by fiscal year 2012.

The incentive opportunities, as a percentage of salary, for the Named Executive Officers under the ELTIP are as follows: Mr. Kilgore, 150%, Mr. McCollum, 100%, Ms. Greene, 120%, Mr. Hoskins, 25%, Mr. Swafford, 100%, and Mr. Bhatnagar, 50%.

The Board’s action did not affect the performance measures for the performance cycles ending on September 30, 2011 and September 30, 2010.  The performance measures for the performance cycles ending on these dates are described in TVA’s Annual Reports on Form 10-K for the years ended September 30, 2009 and September 30, 2008.

The Board may exercise discretion to adjust ELTIP awards.

LTDCP

The Board also approved revisions in the administration of the LTDCP.  Currently, the plan is designed substantially to provide retention incentives and a competitive level of compensation through awards of fixed credits.  As revised, the amount of the credit would no longer be fixed but would vary for each individual based on the following criteria:  succession plan ratings, retention value, performance goal achievement, and scarcity of role.  Credits under the revised LTDCP will vest generally over a three-year period.

All of the Named Executive Officers are eligible to participate in, and receive credits under, the LTDCP.

Compensation for Kimberly S. Greene

In addition to the adjustments discussed above, the Board increased the base salary payable to Kimberly S. Greene as Group President of Strategy and External Relations.  Effective as of January 4, 2010, Ms. Greene’s base salary will be $650,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: February 18, 2010	/s/ John M. Hoskins
John M. Hoskins
Interim Chief Financial Officer and Executive Vice President, Financial Services